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                                                                    EXHIBIT 5.1



                       [Letterhead of Thomas M. Molchan]

[Logo - DecisionOne]


December 31, 1996


DecisionOne Holdings Corp.
50 E. Swedesford Road
Frazer, Pennsylvania 19355


Re:      REGISTRATION STATEMENT ON FORM S-8
         FOR DECISIONONE HOLDINGS CORP.


Ladies and Gentlemen:

I am General Counsel and Corporate Secretary of DecisionOne Holdings Corp., a Delaware corporation (the "Company"), and have participated in the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 2,000,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), issuable under the Amended and Restated DecisionOne Holdings Corp. Stock Option and Restricted Stock Purchase Plan (the "Plan"). I have examined such certificates, records, statutes and other documents as I have deemed relevant in rendering this opinion. In my examination I have assumed the genuineness of documents submitted to me as originals and the conformity with the original of all documents submitted to me as copies thereof.

Based on the foregoing, it is my opinion that the shares of Common Stock issuable in accordance with the terms of the Plan will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable shares of Common Stock.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware.
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DecisionOne Holdings Corp.
December 31, 1996
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I hereby consent to the use of this opinion as Exhibit 5 to the Registration
Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Thomas M. Molchan, Esq.
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